EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer
identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

U.S. BANCORP

(Exact name of obligor as specified in its charter)

Delaware	41-0255900
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

800 Nicollet Mall
Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 — Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 — Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2004 — attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of April, 2005.

CITIBANK, N.A.

By	/s/Nancy Forte

Nancy Forte
Assistant Vice President

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2004 — attached)

Exhibit 8 — Not applicable.

Exhibit 9 — Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of April, 2005.

                                                                                                   CITIBANK, N.A.

By	/s/Nancy Forte

Nancy Forte
Assistant Vice President

Exhibit 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on December 31 2004, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,354,000
Interest-bearing balances	21,756,000
Held-to-maturity securities	47,000
Available-for-sale securities	105,096,000
Federal funds sold in domestic Offices	4,622,000
Federal funds sold and securities purchased under agreements to resell	11,015,000
Loans and leases held for sale	3,580,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	378,100,000
LESS: Allowance for loan and lease losses	7,897,000
Loans and leases, net of unearned income, allowance, and reserve	370,203,000
Trading assets	97,697,000
Premises and fixed assets (including capitalized leases)	4,359,000
Other real estate owned	72,000
Investments in unconsolidated subsidiaries and associated companies	1,034,000
Customers’ liability to this bank on acceptances outstanding	1,206,000
Intangible assets: Goodwill	9,593,000
Intangible assets: Other intangible assets	10,557,000
Other assets	40,338,000

TOTAL ASSETS	$694,529,000

LIABILITIES
Deposits: In domestic offices	$124,428,000
Noninterest- bearing	22,303,000
Interest- bearing	102,125,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	334,574,000
Noninterest- bearing	24,540,000
Interest- bearing	310,034,000
Federal funds purchased in domestic Offices	12,799,000

Thousands of dollars
Federal funds purchased and securities sold under agreements to repurchase	8,626,000
Demand notes issued to the U.S. Treasury	0
Trading liabilities	56,630,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	52,870,000
Bank’s liability on acceptances executed and outstanding	1,206,000
Subordinated notes and debentures	13,903,000
Other liabilities	34,852,000

TOTAL LIABILITIES	$639,888,000

Minority interest in consolidated Subsidiaries	500,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	1,950,000
Common stock	751,000
Surplus	25,972,000
Retained Earnings	25,935,000

Accumulated net gains (losses) on cash flow hedges	467,000
Other equity capital components	0

TOTAL EQUITY CAPITAL	$54,141,000

TOTAL LIABILITIES AND EQUITY
CAPITAL	$694,529,000

I, William J. Gonska, Controller & Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

William J. Gonska, CONTROLLER & VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

ALAN S. MACDONALD
WILLIAM R. RHODES
ROBERT B. WILLUMSTAD
DIRECTORS